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                                                                    EXHIBIT 10.2

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                       STOCK OPTION CONFIRMING MEMORANDUM
                       GRANT OF NON-QUALIFIED STOCK OPTION

We are pleased to advise you that you have been granted an option to purchase______ shares of Analog Devices, Inc. Common Stock on the terms and conditions set forth below (the "Option"). The grant of this option reflects Analog's confidence in your commitment and contributions to the success and continued growth of the Company.

      GRANT OF OPTION: This memorandum confirms that, subject to the terms and conditions of the Analog Devices, Inc. 1998 Stock Option Plan ("the Plan"), Analog Devices, Inc. ("the Company") has granted to you ("the Optionee"), effective on the Date of Grant set forth below, an option to purchase shares of the Company's Common Stock (the "Option Shares") as follows:

                    Date of Grant:
                    Number of Option Shares Granted:
                    Option Exercise Price Per Share:

ALL TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN.

      EXERCISE OF OPTION: The Option is exercisable as follows:

                    EXERCISE PERIOD                      NUMBER OF SHARES

The right of exercise is cumulative, so that if the Option is not exercised to the maximum extent permissible during any period, it is exercisable, in whole or in part, with respect to all shares not so purchased at any time during any subsequent period prior to the expiration or termination of the Option.

      TERM OF OPTION; TERMINATION OF EMPLOYMENT: Unless earlier exercised, the Option shall terminate on, and shall not be exercisable after, the earliest of:

      1.    Ten (10) years after the Date of Grant;

      2. Three (3) months after the Optionee ceases to be a Director of the Company or one of its subsidiaries other than (a) because of death, disability, retirement or removal from the Board of Directors, or
            (b) because the Director ceases to be a Director and becomes an employee of the Company.

The Option shall be exercisable by the Optionee (or his or her successor in interest) after such Optionee ceases to be a Director only to the extent that such Option was exercisable on or prior to the date of such termination except as otherwise provided for herein. However, if the Optionee dies or becomes disabled, as determined by the Company, while a Director of the Company, the Option shall be exercisable in full over the remaining life of the option.

If the Optionee ceases to be a Director by reason of (a) retirement of the Optionee as a Director at the retirement age determined by the Company, (b) the Company's removal of the Director by the Board of Directors (except for "cause") or (c) the Company's failure to nominate the Optionee for reelection as a Director (other than for such Director's refusal to serve as a Director), this Option shall, at the time the Optionee ceases to be a Director, be exercisable for that number of shares of Common Stock which equals the sum of (i) the shares which are then vested and exercisable and (ii) the shares which would otherwise become vested and exercisable on the next succeeding anniversary of the date of grant of this option. For purposes hereof, the term "cause" means the reasonable determination by a majority of the Directors then in office that the director has failed to perform his duties and obligations as a Director in a responsible and effective manner or has otherwise failed to meet the standards established by the Board of Directors for his continuation as a Director.

If the Optionee becomes an employee of the Company and in connection with such employment ceases to serve as a Director, this Option shall continue to vest during the period that he or she is so employed.

            PAYMENT OF PURCHASE PRICE: The following payment methods may be used to purchase Option Shares:

      1.    A cashless exercise in a manner described in the Plan.

      2.    Cash or check payable to the Company.

      3. Delivery by the Optionee of shares of Common Stock of the Company that have been owned by the Optionee for at least six months.

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      4.    Any combination of the above methods.

            TRANSFERABILITY OF OPTION: The Option may be transferred to a Family Member of the Optionee. For purposes of this Option, a Family Member is any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. The transferee shall be subject to all the terms and conditions applicable to the Option prior to the transfer. The transfer shall not be effective until the Optionee has notified the Company in writing that the transfer has occurred. Except as provided herein and except as provided by will or the laws of descent and distribution, the Option may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise).

            CHANGE IN CONTROL: In the event of a Change in Control (as defined in Section 6(b) of the Plan), this Option shall vest and be exercisable in full, whether or not then exercisable in accordance with its terms.

            WITHHOLDING TAXES: As a condition to the issuance of shares upon exercise of the Option, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

A copy of the Plan prospectus and brochure describing the principal features of the Plan is available from the plan administrator, Jennifer Baptiste at (781) 461-3889 or Jennifer.Baptiste@Analog.com. If you have any questions regarding your stock option, please contact Jennifer Baptiste or Fran Sarro, Assistant Treasurer, at (781) 461-3907 or email Fran.Sarro@Analog.com.

/s/ Ray Stata                                /s/ Jerald G. Fishman
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Ray Stata                                    Jerald G. Fishman
Chairman of the Board                        President & Chief Executive Officer